UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2008
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Change in Control Agreement
     On April 30, 2008, UCBH Holdings, Inc. and United Commercial Bank (herein collectively referred to as the “Company”) and Jonathan H. Downing, Executive Vice President and Chief Financial Officer (herein referred to as the “Officer”), entered into a three-year Change in Control Agreement (“CIC Agreement”), which supersedes all prior related agreements between the Company and Mr. Downing. The form of the CIC Agreement is furnished as Exhibit 10.1 to this Current Report on Form 8-K.
     The CIC Agreement provides that commencing on the first anniversary date and continuing on each anniversary thereafter, the Company’s CIC Agreement may be renewed by the Board of Directors for an additional year. The CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Company, unless termination is for cause, the Officer or, in the event of death, the Officer’s beneficiary, would be entitled to receive a severance payment equal to three times the Officer’s highest annual compensation for the three years preceding the Change in Control. The definition of “annual compensation” includes base salary plus bonus. The Company would also continue, and pay for, the Officer’s life, medical and disability insurance coverage for thirty-six (36) months from the date of termination or resignation. The CIC Agreement also provides that if a Change in Control event has occurred and the Officer is terminated within thirty-six (36) months of the event, for any reason other than for cause (as defined in the CIC Agreement), the Officer shall be entitled to receive a severance payment equal to three (3) times the highest annual compensation (base salary and bonus) due to the Officer for the last three years immediately preceding the Change in Control and any unvested stock options and related limited rights and unvested awards granted to the Officer under any stock option and similar plans shall immediately vest and shall be exercisable within one (1) year. The Company would also continue the Officer’s life, health and disability insurance coverage for thirty-six (36) months from the date of termination or resignation.
     The CIC Agreement provides that if it should be determined that any payment or distribution pursuant to this Agreement would be subject to an Excise Tax, as defined in the CIC Agreement, the Officer shall be entitled to receive from the Company an additional payment (“Gross-Up Payment”) in an amount such that after payment by the Officer of all taxes, including any income taxes and Excise Tax imposed upon the Gross-Up Payment, the Officer retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Termination Benefits.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
     Effective April 30, 2008, Mr. Downing’s prior Change in Control Agreement, as filed with the Securities and Exchange Commission as Exhibit 10.2 of the Company’s Form 8-K on June 13, 2005, has been terminated as a result of the execution of the CIC Agreement described in Item 1.01 of this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
     The following exhibit is included with this Report:

Exhibit Number	Description
10.1	Form of Change in Control Agreement for Jonathan H. Downing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: May 1, 2008	By:	/s/ Thomas S. Wu
Thomas S. Wu
Chairman, President and Chief Executive Officer